Exhibit 99.1

Press Release

Intelligent Bio Solutions Expects to Achieve 32.6% Gross Profit Expansion and Increased Profitability on Higher-Margin Sales

Gross profit expected to surge by 32.6%

Unaudited revenue of $0.61 million for fiscal Q2 and $1.48 million for the six months ended December 31, 2024

Higher-margin cartridge sales driving profitability and long-term growth

Expanding U.S. and international market presence with FDA submission and strategic partnerships

NEW YORK, February 6, 2025 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced its preliminary unaudited selected financial results for the fiscal second quarter and six months ended December 31, 2024.

For the fiscal 2025 second quarter and six-month period, the Company anticipates:

●	Unaudited revenue of approximately $0.61 million for the three months ended December 31, 2024.
●	Unaudited revenue of approximately $1.48 million for the six months ended December 31, 2024.
●	Gross profit to increase 32.6% from $0.43 million to $0.57 million for the six months ended December 31, 2024.
●	Gross profit margin expected to increase to 38.5% from 27.7% for the six months ended December 31, 2024.
●	The anticipated increase in gross profit and gross profit margin is driven by the Company’s ongoing efforts to maximize recurring revenue from the sale of cartridges used in its Intelligent Fingerprinting Drug Screening System. Cartridge sales are expected to continue to outpace reader sales, serving as a primary source of recurring revenue with a higher profit margin. The sustained growth in gross profit and gross profit margin supports INBS’ long-term financial stability and expansion.

“Our strong financial performance underscores the momentum we are building. Despite quarterly fluctuations, our total calendar year revenue grew 23% year-on-year, reflecting our sustained upward trajectory. More importantly, our strategic focus on higher-margin cartridge sales is driving a significant 11-point expansion in gross profit margin, reinforcing the strength of our business model,” said Harry Simeonidis, President and CEO at Intelligent Bio Solutions. “As we continue scaling, our growing base of 400+ accounts and international expansion efforts position us for sustained profitability and long-term success.”

During the fiscal second quarter, the Company submitted its 510(k) premarket notification to the FDA for its Intelligent Fingerprinting Drug Screening System and strengthened its market reach through strategic partnerships. The Company’s 510(k) submission represented a key achievement as it plans to enter the multi-billion-dollar U.S. drug screening market in 2025. The strategic partnerships are expected to increase opportunities for the Company in the U.S. market and internationally, with a focus on expanding brand awareness of the Company and leveraging its proprietary fingerprint sweat-based drug screening technology to address evolving workplace and law enforcement drug testing needs in key regions.

The preliminary unaudited revenue results for the fiscal second quarter and the six months ended December 31, 2024, are based on information available to management as of the date of this press release and are, therefore, subject to adjustments based on the Company’s completion of its quarter-end financial close process. The Company expects to disclose financial results for the fiscal second quarter ended December 31, 2024, in its upcoming Quarterly Report on Form 10-Q, expected to be filed with the Securities and Exchange Commission during the week commencing February 10, 2025.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for the recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. The Company’s current customer segments outside the US include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

LinkedIn | Twitter

Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com